Exhibit 99.1

FOR IMMEDIATE RELEASE

June 28, 2017

Hadley S. Robbins Named CEO of Columbia Banking System

TACOMA, Washington, June 28, 2017 — Columbia Banking System, Inc. (NASDAQ: COLB) (“Columbia”) today announced that Hadley S. Robbins, Interim Chief Executive Officer, has been named President and Chief Executive Officer of Columbia Banking System and its wholly owned subsidiary, Columbia Bank, effective July 1, 2017. Robbins will also join Columbia’s Board of Directors.

“After conducting a thorough search and interviewing many highly-qualified candidates, it was clear that Hadley is the best person to lead Columbia and was the Board’s unanimous choice,” said William Weyerhaeuser, Chairman of the Board of Columbia. “Hadley brings the perfect combination of 35 years of experience in community banking and an in-depth understanding of Columbia’s operations and customer-facing business lines that he led as Chief Operating Officer since 2014. He also reflects the best attributes of Columbia’s culture: our commitment to our customers and our high ethical standards, our leadership in the communities we serve, and a dedication to maintaining an outstanding workplace for all our employees. We were very fortunate to have Hadley step into the role of Interim Chief Executive Officer following the untimely death of Melanie Dressel and he has proven his ability to lead Columbia during a difficult time of transition.”

Mr. Robbins was appointed Interim Chief Executive Officer on February 22, 2017, and has served as Executive Vice President and Chief Operating Officer of Columbia since March 2014, with responsibility for Columbia’s customer-facing business lines, including Commercial Banking, Retail Banking and Wealth Management. His experience includes executive or senior management positions with West Coast Bancorp, Wells Fargo Bank, Pacific Northwest Bank, Bank of the Northwest and First Interstate Bank. He holds an MBA from the University of Oregon and a BS in Business Administration from Lewis and Clark College.

Robbins commented, “I am deeply honored by the Board’s confidence in me, and I look forward to executing the strategic initiatives that have positioned Columbia to emerge as the leading community bank in the Pacific Northwest. We have a talented and experienced team throughout our organization, and together we will continue our focus on creating value for all our stakeholders while fulfilling Melanie Dressel’s enduring legacy.”

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the tenth consecutive year, the bank was named in 2016 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.” Columbia ranked in the top 30 on the 2017 Forbes list of best banks for the fifth year in a row.

More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements

This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Investor contacts:	Hadley S. Robbins
Chief Executive Officer

Clint E. Stein
Executive Vice President and
Chief Financial Officer

Investor Relations
(253) 305-1921

Media contact:	Moira Conlon
Financial Profiles, Inc.
(310) 622-8220